INFRARED SYSTEMS INTERNATIONAL

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2010

INFRARED SYSTEMS INTERNATIONAL
(Exact name of registrant as specified in its charter)

Nevada	0-17953	38-3767357
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4550 NW Newberry Hill Road, Suite 202
Silverdale, WA	98383
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code:  (360) 473-1160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 19, 2010, the Company closed on the acquisition of a 100% interest in the stock of Focus Systems, Inc. (“Focus”), making Focus a wholly owned subsidiary of the Company.  The Closing was pursuant to the terms outlined under an Acquisition Agreement of even date (the “Agreement”) by and between Infrared Systems International, a corporation formed under the laws of the State of Nevada (“IFRS”) (“Purchaser”), Focus Systems, Inc., a corporation formed under the laws of the State of Washington and Propalms, Inc. a corporation formed under the laws of the State of Nevada (“Propalms”).

Pursuant to the Agreement, IFRS acquired 100% of the outstanding stock of Focus from ProPalms  for  $2,280,00 paid in the form of 3,000,000 restricted common shares of Infrared Systems stock , which is based on a per share price of $0.51, plus 750,000 shares of Infrared Systems Series A Preferred stock valued at $1.00 per share. In addition, based on the terms of the agreement, Propalms has committed to investing $250,000 into the Company within the next 120 days.  In the event that the investment is not made within one (1) year, ProPalms will return two (2) preferred shares to the Company for every dollar not invested.  ProPalms was also granted the option to purchase an additional $250,000 of preferred shares at a 50% discount for up to two years.  The determination of the consideration paid for Focus was determined by the Seller, ProPalms and IFRS during negotiations entered into at arms length and because it was an all stock transaction, no source of funds was required.

The Board of Directors of the Company voted immediately after the Closing to appoint William M. Wright, III to continue as the sole Director of Focus and to act as Focus’s President.  Mr. Wright was the President and CEO of Focus prior to the Acquisition, when Focus was a wholly owned subsidiary of ProPalms, Inc.

Item 3.02 Unregistered Sales of Equity Securities.

The sale of the shares of Common Stock by IFRS pursuant to the Agreement described in Item 2.01 above was not been registered under the Securities Act of 1933, as amended, by virtue of the exemption from registration provided by Section 4(2) of the Act.  The information contained in Item 2.01 with respect to such sale is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

Financial statements for Focus Systems, Inc., will be produced in an Amended 8K to be filed within 71 calendar days from the date following the filing of this 8K, if not sooner, as provided in Rule 8-04(b) of Regulation S-X.

(d)	Exhibit

Item                           Title

10.1	Acquisition Agreement dated April 19, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

April 21, 2010                                                        INFRARED SYSTEMS INTERNATIONAL

By:     /s/ William M. Wright /s/
William M. Wright, President & CEO